Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release

CDW Corporation Announces Closing of Senior Notes Offering,

Early Settlement of Concurrent Tender Offer and Consent

Solicitation, and Issuance of Notices of Redemption of All Existing

Senior Notes due 2015 that Remain Outstanding

VERNON HILLS, Ill. – February 17, 2012 — CDW Corporation, a leading provider of technology solutions for business, government, education and healthcare, today announced that its wholly owned subsidiaries, CDW LLC and CDW Finance Corporation (together, the “Issuers”), have closed their previously announced offering of $130,000,000 in aggregate principal amount of 8.5% Senior Notes due 2019 (the “Notes”) in a private offering that was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

CDW Corporation also today announced the early settlement of the Issuers’ previously announced tender offer and consent solicitation in respect of their existing 11.00% Senior Exchange Notes due 2015 (the “Existing Senior Cash Pay Notes”) and 11.50% / 12.25% Senior PIK Election Exchange Notes due 2015 (the “Existing Senior PIK Election Notes,” and together with the Existing Senior Cash Pay Notes, the “Existing Senior Notes”). The tender offer and consent solicitation were subject to customary conditions, including, among others, the receipt of requisite consents to adopt proposed amendments to the indenture governing the Existing Senior Notes that will, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained in the indenture, and the consummation of a refinancing transaction by the Issuers yielding net proceeds in an amount sufficient to complete their obligations under the tender offer and consent solicitation. As of February 17, 2012, these conditions were satisfied and, pursuant to the terms and conditions of the tender offer and consent solicitation as set forth in the Issuers’ Offer to Purchase and Consent Solicitation Statement, dated as of February 2, 2012 (the “Offer to Purchase”), the Issuers accepted for purchase, using the proceeds from the offering of the Notes, together with cash on hand and/or advances under their senior secured revolving credit facility, all $49,158,999 of the Existing Senior Cash Pay Notes and all $71,435,555 of the Existing Senior PIK Election Notes that were tendered on or prior to 5:00 p.m., New York City time, on February 16, 2012 (such date and time, the “Consent Date”), together representing $120,594,554, or approximately 93.49%, of the outstanding aggregate principal amount of Existing Senior Notes.

Upon receiving the requisite consents, the Issuers, the applicable guarantors and U.S. Bank National Association, as trustee, executed a supplemental indenture with respect to the indenture governing the Existing Senior Notes implementing the amendments described above. The supplemental indenture became effective upon execution, and the amendments to the indenture became operative upon today’s acceptance of the tendered Existing Senior Notes by the Issuers pursuant to the terms and conditions described in the Offer to Purchase.

All holders of Existing Senior Notes that validly tendered (and did not validly withdraw) their Existing Senior Notes on or prior to the Consent Date, and whose Existing Senior Notes were accepted for purchase, will receive consideration equal to $1,060.00 per $1,000.00 principal amount of Existing Senior Cash Pay Notes and $1,062.50 per $1,000.00 principal amount of Existing Senior PIK Election Notes, plus accrued and unpaid interest up to, but not including, February 17, 2012, the date of early settlement for the tender offer and consent solicitation.

The tender offer remains open and is scheduled to expire at 5:00 p.m., New York City time, on March 2, 2012 (such date and time, the “Expiration Date”). Holders of Existing Senior Notes that validly tender (and do not validly withdraw) their Existing Senior Notes after the Consent Date, but on or prior to the Expiration Date, and whose Existing Senior Notes are accepted for purchase, will receive the tender offer consideration equal to $1,030.00 per $1,000.00 principal amount of Existing Senior Cash Pay Notes and $1,032.50 per $1,000.00 principal amount of Existing Senior PIK Election Notes. Existing Senior Notes tendered after the Consent Date, but prior to the Expiration Date, may not be withdrawn, except in the limited circumstances described in the Offer to Purchase. Existing Senior Notes not tendered and purchased pursuant to the tender offer will remain outstanding, and the holders thereof will be bound by the amendments contained in the supplemental indenture governing the Existing Senior Notes even though they have not consented to the amendments described above.

The Issuers have also called for redemption and will redeem for cash on March 19, 2012 (the “Redemption Date”) all Existing Senior Notes that remain outstanding after the Issuers’ acceptance for payment of Existing Senior Notes following the early settlement date at their current redemption prices. The current redemption prices are $1,055.00 per $1,000.00 principal amount of Existing Senior Cash Pay Notes (plus accrued and unpaid interest up to, but not including, the Redemption Date) and $1,057.50 per $1,000.00 principal amount of Existing Senior PIK Election Notes (plus accrued and unpaid interest up to, but not including, the Redemption Date). As of February 17, 2012, after giving effect to all of the Existing Senior Notes purchased in the tender offer and consent solicitation, $8,398,521 aggregate principal amount of the Existing Senior Notes remained outstanding.

On the Redemption Date, the redemption prices will become due and payable on the Existing Senior Notes, and on and after the Redemption Date, the Existing Senior Notes shall cease to bear interest. Payment of the redemption prices will be made on or promptly after the Redemption Date.

A notice of redemption, which more fully describes the terms and conditions of the redemption, has been sent to all holders of the remaining Existing Senior Notes.

Barclays Capital Inc. is acting as the dealer manager and solicitation agent and D.F. King & Co., Inc. is the information agent and tender agent for the tender offer and consent solicitation. Requests for documents may be directed to D.F. King & Co., Inc. at (800) 290-6429 (toll-free) or (212) 269-5550 (collect). Questions regarding the tender offer or consent solicitation may be directed to Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect).

The Notes and related guarantees were offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, the Existing Senior Notes or any other securities. The Notes offering was made by means of a private offering memorandum, and was not made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. The tender offer and consent solicitation are only being made pursuant to the terms of the Offer to Purchase, and are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of CDW LLC, CDW Finance Corporation, the dealer manager and solicitation agent, the information agent and tender agent, the trustee or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Existing Senior Notes in the tender offer.

About CDW

CDW is a leading provider of technology solutions for business, government, education and healthcare. CDW features dedicated account managers who help customers choose the right technology products and services to meet their needs. The company’s solution architects offer expertise in designing customized solutions, while its advanced technology engineers assist customers with the implementation and long-term management of those solutions. Areas of focus include software, network communications, notebooks/mobile devices, data storage, video monitors, desktops, printers and solutions such as virtualization, collaboration, security, mobility, data center optimization and cloud computing. CDW was founded in 1984 and employs more than 6,700 coworkers.

Contact:

Investor Inquiries

Collin Kebo

Vice President, Financial Planning

(847) 419-6383

investorrelations@cdw.com

or

Media Inquiries

Mary Viola

Sr. Director, Corporate Communications

(847) 968-0743